As filed with the Securities and Exchange Commission on September 8, 2022

Registration No. 333-262277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KISSES FROM ITALY INC.

(Exact name of registrant as specified in its charter)

Florida	5810	46-2388377
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michele Di Turi, Chief Executive Officer

KISSES FROM ITALY INC.

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

Liang Shih, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Telephone: (646) 861-7891

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-262277) of Kisses From Italy Inc. is being filed solely for the purpose of filing Exhibits 5.1 and 23.1 (which is included in Exhibit 5.1). Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, the Exhibit Index, and the exhibits filed herewith. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 3.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation filed with the Florida Department of State on March 7, 2013 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.2	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State on May 11, 2018 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.3	Bylaws of Registrant (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.4	Articles of Amendment to Articles of Incorporation Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (incorporated by reference to Form 8-K filed on December 26, 2019)

3.5	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State on March 7, 2022 (incorporated by reference to Form 8-K filed on March 21, 2022)

4.1	Warrant dated as of November 22, 2021, issued by Kisses from Italy Inc. to MacRab LLC (incorporated by reference to Form 8-K filed on November 30, 2021)

4.2	Promissory Note, dated April 6, 2022, issued by Kisses from Italy, Inc. to Talos Victory Fund, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

4.3	Common Stock Purchase Warrant, dated April 6, 2022, issued by Kisses from Italy, Inc. to Talos Victory Fund, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

4.4	Promissory Note, dated April 11, 2022, issued by Kisses from Italy, Inc. to Blue Lake Partners, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

4.5	Common Stock Purchase Warrant, dated April 11, 2022, issued by Kisses from Italy, Inc. to Blue Lake Partners, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

4.6	Promissory Note, dated May 11, 2022, issued by Kisses from Italy, Inc. to Fourth Man, LLC (incorporated by reference from Form 8-K filed on May 17, 2022)

4.7	Common Stock Purchase Warrant, dated May 11, 2022, issued by Kisses from Italy, Inc. to Fourth Man, LLC (incorporated by reference to Form 8-K filed on May 17, 2022)

4.8	Convertible Promissory Note, dated July 26, 202, issued by Kisses from Italy, Inc. to 1800 Diagonal Lending LLC (incorporated by reference to Form 8-K filed on August 1, 2022)

5.1	Opinion of The Crone Law Group P.C.

10.1	Assignment of Lease Agreement between Registrant and Paradigm Shift Holdings, Inc. and Palm Vacation Group for Palm Aire Location (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

10.2	Assignment of Lease Agreement between Registrant and Paradigm Holdings, Inc. and Sea Garden Beach and Tennis Resort, Inc. for Sea Garden Location(incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

10.3	Online Virtual Office Arrangement between Registrant and Regis Management Group, LLC commencing July 1, 2018 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

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10.4	Form of 8% Convertible Debenture (incorporated by reference to Amendment to Form S-1/A Registration Statement filed on July 11, 2018)

10.5	Form of Convertible Debenture, 2018-9 Offering (incorporated by reference to Form 10-K filed April 16, 2019)

10.6	Articles of Amendment to Articles of Incorporation Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (incorporated by reference to Form 8-K filed on December 26, 2019)

10.7	Development Agreement (incorporated by reference to Form 8-K filed June 23, 2020)

10.8	Distribution Financing -Lead Generation Agreement (incorporated by reference to Form 8-K filed June 23, 2020)

10.9	Registration Rights Agreement (incorporated by reference to Form 8-K filed June 23, 2020)

10.10	Investor Relations Consulting Agreement with HIR Holdings, LLC (incorporated by reference to Form 10-Q filed November 13, 2020)

10.11	Corporate Communication Consulting Agreement with Impact IR (incorporated by reference to Form 10-Q filed November 13, 2020)

10.12	Consulting Agreement, dated April 22, 2021, effective as of April 16, 2021, by and between Fransmart, LLC, a Delaware limited liability company, and Kisses from Italy-Franchising, LLC (Information has been excluded from Exhibit 10.12 because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.) (incorporated by reference to Form 8-K filed April 28, 2021)

10.13	Standby Equity Commitment Agreement, dated as of November 22, 2021, between Kisses from Italy Inc. and MacRab LLC (incorporated by reference to Form 8-K filed on November 30, 2021)

10.14	Registration Rights Agreement, dated as of November 22, 2021, between Kisses from Italy Inc. and MacRab LLC (incorporated by reference to Form 8-K filed on November 30, 2021)

10.15	Securities Purchase Agreement, dated April 6, 2022, by and between Kisses from Italy, Inc. and Talos Victory Fund, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

10.16	Registration Rights Agreement, dated April 6, 2022, by and between the Kisses from Italy, Inc. and Talos Victory Fund, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

10.17	Securities Purchase Agreement, dated April 11, 2022, by and between Kisses from Italy, Inc. and Blue Lake Partners, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

10.18	Registration Rights Agreement, dated April 11, 2022, by and between the Kisses from Italy, Inc. and Blue Lake Partners, LLC (incorporated by reference to Form 8-K filed on April 15, 2022)

10.19	Securities Purchase Agreement, dated May 11, 2022, by and between Kisses from Italy, Inc. and Fourth Man, LLC (incorporated by reference to Form 8-K filed on May 17, 2022)

10.20	Registration Rights Agreement, dated May 11, 2022, by and between the Kisses from Italy, Inc. and Fourth Man, LLC (incorporated by reference to Form 8-K filed on May 17, 2022)

10.21	Securities Purchase Agreement, dated July 26, 2022, by and between Kisses from Italy, Inc. and 1800 Diagonal Lending LLC (incorporated by reference to Form 8-K filed on |August 1, 2022)

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21.1	List of Subsidiaries (incorporated by reference to Form 10-K filed April 15, 2022)

23.1	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)

23.2	Consent of B F Borgers CPA PC *

24.1	Power of Attorney (included on signature page hereof).

107	Filing Fee Table

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

________________

* Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the city of Miami, Florida on September 8, 2022.

KISSES FROM ITALY INC.
By Michele Di Turi, Michele Di Turi, Co-Chief Executive Officer

By: Claudio Ferri
Claudio Ferri, Co-Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michele Di Turi, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michele Di Turi Michele Di Turi	Co-Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2022

/s/ Claudio Ferri Claudio Ferri	Co-Chief Executive Officer, Chief Investment Officer, and Director (Principal Financial and Accounting Officer)	September 8, 2022

/s/ Leonardo Fraccalvieri Leonardo Fraccalvieri	Director	September 8, 2022